                                                                   EXHIBIT 10.20

                             CONSULTING AGREEMENT
                             --------------------

     This Consulting Agreement ("Agreement") is made and entered into as of the fifteenth day of May 1998 by and between XOOM, Inc ("Company"), a Delaware corporation, and James J. Heffernan ("Consultant"). Company desires to engage Consultant as an independent contractor to perform consulting services for Company and Consultant is willing to perform such services, on the terms and conditions set forth below. In consideration of the mutual promises contained herein, the parties agree as follows:

      1.   SERVICES AND COMPENSATION
           -------------------------

           (a) Company hereby engages Consultant, and Consultant accepts such engagement, subject to the terms and conditions contained herein, to perform for Company the services described in Attachment 1 (the "Services"). If Company requests and Consultant agrees to provide additional Services, the parties will sign a separate Attachment to this Agreement describing the additional Services and compensation. Each Attachment for new services shall be successively numbered (e.g., 1., 2, etc). Each Attachment for changes to existing Services shall be successively numbered (e.g. 1.A, 1.B, etc.). All Attachment(s) must be executed by the parties, and are subject to the terms and conditions of this Agreement. Consultant agrees to use reasonable commercial efforts to meet any delivery dates for work product set forth in the Attachment(s) and to deliver work product to Company that conforms to the project specifications set forth in such Attachment(s). Consultant warrants that the Services will be performed in accordance with all reasonable professional standards for similar services.

           (b) In consideration for the performance of the Services by Consultant, Company agrees to pay Consultant the compensation set forth in the applicable Attachment on a net 30 basis following receipt of Consultant's invoice. Company shall not be responsible for any expenses or costs incurred by Consultant that are not identified in any Attachment, unless authorized in advance in writing by Company.

     2.    CONFIDENTIALITY
           ---------------

           (a) "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

           (b) Consultant will not, during or subsequent to the term of this Agreement, use Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Company or disclose Company's Confidential Information to any third party, and it is understood that said Confidential Information shall remain the sole property of Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in Company's favor substantially similar to

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Sections 2, 3 and 5 of this Agreement. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure. Without Company's prior written approval, Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with Company.

           (c) Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant in confidence, if any, and that Consultant will not bring onto the premises of Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Consultant will indemnify Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party's rights resulting in whole or in part from Company's use of the work product of Consultant under this Agreement.

           (d) Consultant recognizes that Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for Company consistent with Company's agreement with such third party.

           (e) Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to Company all of Company's property or Confidential Information in tangible form that Consultant may have in Consultant's possession or control.

     3.    OWNERSHIP
           ---------

           (a) Consultant agrees that all results and proceeds of Consultant's services, including without limitation all project deliverables, work-in-progress, copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, "Work Product") conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of Company that Consultant may be directed to undertake, investigate or experiment with or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of Company. In addition, any Work Product which constitute copyrightable subject matter shall be considered "works made for hire" as that term is defined in the United States Copyright Act with Company as the sole author and owner thereof. Consultant further agrees to assign and does hereby irrevocably and fully assign to Company without reservation all right, title and interest in and to the Work Product, including without limitation all rights therein and thereto throughout the universe in perpetuity in any and all media whether now known or hereafter devised, and any and all copyrights, patents, mask work rights trade secrets, database rights or other intellectual property rights relating thereto, however denominated. Consultant hereby waives any so-called "moral rights" in and to the Work Products and agrees to waive and not assert any so-called "moral rights" against Company or its successors, assigns or licensees.

           (b) Consultant agrees to assist Company, or its designee, at Company's expense, in every proper way to secure Company's rights in the Work Product, to confirm the assignment to and ownership of the Work Product by Company, and to secure Company's rights to any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Work Product, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement.

           (c) Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Work Product developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, Consultant shall notify Company in advance and obtain Company's prior written consent, and Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Work Product.

           (d) Consultant agrees that if Company is unable for any reason to promptly secure Consultant's signature for any document confirming Company's ownership rights hereunder, or to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations or recordations covering the Work Product assigned to Company above, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant's agent and attorney-in-fact, which appointment shall be deemed a power coupled with an interest, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the confirmation of Company's ownership rights hereunder and the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

     4.    REPORTS
           -------

           Consultant agrees that it will from time to time during the term of this Agreement or any extension thereof keep Company advised as to Consultant's progress in performing the Services hereunder and that Consultant will, as requested by Company, prepare written reports

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with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of Consultant's Services.

     5.    CONFLICTING OBLIGATIONS
           -----------------------

           Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement.

     6.    TERM AND TERMINATION
           --------------------

           (a) This Agreement will commence on the date first written above and will continue until the earlier of (i) final completion of the Services or (ii) earlier termination as provided below.

           (b) Upon such termination all rights and duties of the parties toward each other shall cease except:

                (i) that Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for unpaid Services and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; provided that this Agreement was not terminated by Company due to the breach or default by Consultant; and

                (ii) Sections 2 (Confidentiality), 3 (Ownership) and 8 (Independent Contractor) shall survive termination of this Agreement, and

                (iii) Consultant shall return to Company any and all Work Product, whether completed or in progress, and all materials supplied by Company to Consultant, including without limitation, software, tapes, listings, document or equipment.

     7.    ASSIGNMENT
           ----------

           The Services to be performed by Consultant hereunder are personal in nature, and Company has engaged Consultant as a result of Consultant's unique expertise relating to such Services. Neither this Agreement nor any right, interest, duty or obligation hereunder may be assigned, transferred or delegated by either party without the express written consent of the other party.

     8.    INDEPENDENT CONTRACTOR
           ----------------------

           Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided in the Attachment(s) of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify Company and hold it harmless to the extent of any obligation imposed on Company (i) to pay in withholding taxes or similar items or (ii) resulting from Consultant's being determined not to be an independent contractor.

     9.    BENEFITS
           --------

           Consultant acknowledges and agrees, and it is the intent of the parties hereto, that Consultant receive no benefits from Company, either as an independent contractor or employee. If Consultant is reclassified by a state or federal agency or court as an employee for tax or other purposes, Consultant will become a non-benefit employee and will receive no benefits from Company, except those mandated by state or federal law, even if by the terms of the benefit plans or programs of Company in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits.

     10.   ARBITRATION AND EQUITABLE RELIEF
           --------------------------------

           (a) Except as provided in Section 10(d) below, Company and Consultant agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in Santa Clara, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect (the "Rules"). The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

           (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Consultant hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

           (c) Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses.

           (d) Consultant agrees that it would be impossible or inadequate to measure and calculate Company's damages from any breach of the covenants set forth in Sections 2 or 3 herein. Accordingly, Consultant agrees that if Consultant breaches Sections 2 or 3, Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuances of such injunction and to the ordering of such specific performance.

           (e) CONSULTANT HAS READ AND UNDERSTANDS SECTION 10, WHICH DISCUSSES ARBITRATION. CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, CONSULTANT AGREES TO SUBMIT ANY CLAIMS

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ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE
INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, EXCEPT AS PROVIDED IN SECTION 10(D), TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF CONSULTANT'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

     11.   INDEMNITY
           ---------

           Consultant agrees to defend and indemnify Company from and against any and all claims, demands or liability arising out of or relating to (i) any injury to persons or damage to property caused by breach of contract, willful misconduct or negligent acts by Consultant or by the acts of persons furnished by Consultant in the performance of this Agreement, or (ii) any alleged infringement by the Work Product of any copyright, trademark, trade secret, patent or other intellectual property right of any third party.

     12.   GOVERNING LAW
           -------------

           This Agreement, the rights and obligations of the parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the State of California without reference to conflict of law principles.

     13.   ENTIRE AGREEMENT
           ----------------

           This Agreement is the entire agreement of the parties and supersedes any prior or contemporaneous agreements between them, whether written or oral, with respect to the subject matter hereof. This Agreement may not be modified, replaced or rescinded except pursuant to a written instrument signed by a duly authorized representative of each party. If any provision of this Agreement is determined by a court of competent jurisdiction or other adjudicative body, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement. Waiver of any breach, or failure to enforce any term of this Agreement shall not be deemed a waiver of any breach or right to enforce which may thereafter occur, and no waiver hereunder shall be effective unless in writing and signed by a duly authorized representative of the party to be charged with such waiver.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:                                         James J. Heffernan
        _________________________


/s/ Laurent Massa                                /s/ James J. Heffernan
- ---------------------------------                -------------------------------------
Authorized Signature                             Authorized Signature


Laurent Massa                                    James J. Heffernan
- ---------------------------------                -------------------------------------
C.E.O                                            Consultant

Address: 433 California Street, Suite 910        Address: 15908 Rose Avenue
         San Francisco, CA 94104                          Los Gatos, CA 95030


                                 ATTACHMENT 1

                           SERVICES AND COMPENSATION

This Schedule describes Services to be provided by Consultant to Company under this Consulting Agreement dated May 15, 1998.

1. DESCRIPTION OF SERVICES: Provide Financial and Investor Relations advise during the pre-IPO period and for a period of 18 months and to serve as a member of the Board of Directors.

2. Services to be completed by (date): The initial term of the agreement is 18 months.

3. Fee for Services: Consultant will receive Options for 25,000 shares at the current Fair Market Value and they will vest over a 24 month period; in addition, Consultant will receive an additional 25,000 shares when the Company has a successful IPO. Consultant will also be paid $10,000 per month for 18 months--paid in the form of Common Stock.

4. Consultant will also receive a fee (payable in Common Stock of the Company) equal to 5% of any investments, which are made by investors, which Consultant introduces to the Company during the period of May 15, 1998 through June 30, 1998.

COMPANY:                                         James J. Heffernan
        _________________________


/s/ Laurent Massa                                /s/ James J. Heffernan
- ---------------------------------                -------------------------------------
Authorized Signature                             Authorized Signature


Laurent Massa                                    James J. Heffernan
- ---------------------------------                -------------------------------------
C.E.O                                            Consultant


May 15 1998                                      5/15/98
- ---------------------------------                -------------------------------------
Date                                             Date